UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2022

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sales of Equity Securities
Redemption of AMC Common Membership Units
The Second Amended and Restated Certificate of Incorporation of National CineMedia, Inc. (“NCM Inc.” or the “Company”) and the Third Amended and Restated Limited Liability Company Operating Agreement, as amended, of National CineMedia, LLC (“NCM LLC”) provide a redemption right to the NCM LLC members to exchange common membership units of NCM LLC for shares of the Company’s common stock (the “Common Stock”) on a one-for-one basis, or at the Company’s option, a cash payment equal to the market price of one share of the Company’s Common Stock.
On November 28, 2022, the Company received a Notice of Redemption from American Multi-Cinema, Inc. (“AMC”) for the redemption of 5,954,646 common membership units, which represents all of AMC’s common membership units, with an expected redemption date of December 5, 2022. Pursuant to the Notice of Redemption, AMC will surrender certificates evidencing the common membership units to NCM LLC for cancellation and, the Company will contribute an equal number of newly issued shares of its Common Stock to NCM LLC in exchange for the common units surrendered and redeemed by AMC. NCM LLC will in turn transfer the shares of Common Stock to AMC. The shares of Common Stock will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof for transactions not involving a public offering.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: December 2, 2022	By:	/s/ Thomas F. Lesinski
Thomas F. Lesinski
Chief Executive Officer